Exhibit 99.1

[FRB WEBER SHANDWICK COMPANY LOGO]                     NEWS

AT THE COMPANY:               AT FRB|WEBER SHANDWICK
John K. Schmidt               Jeff Wilhoit     Rose Tucker
Chief Financial Officer       General          Analysts/
(563) 589-1994                Inquiries        Investors
jschmidt@dubuquebank.com      (312) 640-6757   (310) 407-6522


FOR IMMEDIATE RELEASE
THURSDAY, OCTOBER 23, 2003

  HEARTLAND FINANCIAL USA, INC. REPORTS THIRD QUARTER EARNINGS


Dubuque, Iowa, October 23, 2003-Heartland Financial USA, Inc.
(Nasdaq NMS: HTLF) today reported results for the third quarter of 2003.

Third Quarter 2003 Highlights

      -  Net income from continuing operations up 13%
      -  Average earning assets increased 12%
      -  Loans up 8% since year-end
      -  Deposits up 9% since year-end
      -  Arizona Bank & Trust opens on August 18

                                                  Nine Months
                           Third Quarter         ended Sep. 30
                           _____________         _____________


                            2003   2002          2003     2002

Net income (in millions)    $5.3    $4.8        $14.0    $12.8
Diluted earnings per share   .51     .48         1.38     1.30

Return on assets            1.10%   1.13%         1.02%   1.03%
Return on common equity    15.52   16.20        14.43    15.14
Net interest margin         3.62    4.03         3.86     3.92


                         ####


"Loan and deposit growth remained strong during the third quarter, a testament to the efforts of our bank personnel in securing attractively priced assets and liabilities without sacrificing quality. Loan growth was solid across the board, but particularly in the areas of commercial and agricultural, which combined to add $20 million of loan outstandings to our portfolio since the end of the second quarter. Despite the continued low interest rate environment, we added almost $54 million of deposits over that same period." -- Lynn B. Fuller, chairman, president and chief executive officer, Heartland Financial USA

                        ####

Dubuque, Iowa, October 23, 2003-Heartland Financial USA, Inc. (Nasdaq NMS: HTLF) today reported net income from continuing operations of $5.3 million, or $0.51 per diluted share, for the third quarter ended September 30, 2003. This compares to net income from continuing operations of $4.6 million, or $0.47 per diluted share, in the third quarter of 2002. In December 2002, the company sold a branch of Wisconsin Community Bank, a Heartland bank subsidiary. The contribution of this discontinued operation to net income during the third quarter of 2002 was approximately $136,000 or $0.01 per diluted share. Total net income was $5.3 million compared to $4.8 million in the third quarter of 2002.

Annualized return on average equity for the third quarter of 2003 was 15.52 percent compared to 16.20 percent in the third quarter of 2002 and 13.15 in the second quarter of 2003. Annualized return on average assets was 1.10 percent compared to 1.13 percent in the third quarter of 2002 and 0.92 percent in the second quarter of 2003.

For the nine-month period ended September 30, 2003, total net income increased 9.7 percent to $14.0 million, or $1.38 per diluted share, compared to total net income of $12.8 million, or $1.30 per diluted share, in the same period in 2002. Return on average equity was 14.43 percent and return on average assets was
1.02 percent for the nine-month period in 2003 compared to 15.14 percent and 1.03 percent, respectively, for the same period in 2002.

"Loan and deposit growth remained strong during the third quarter, a testament to the efforts of our bank personnel in securing attractively priced assets and liabilities without sacrificing quality," said Lynn B. Fuller, chairman, president and chief executive officer. "Loan growth was solid across the board, but particularly in the areas of commercial and agricultural, which combined to add $20 million of loan outstandings to our portfolio since the end of the second quarter. Despite the continued low interest rate environment, we added almost $54 million of deposits over that same period.

"Prepayment activity on our mortgage-backed securities portfolio continued during the quarter leading to further compression of our net interest margin. We expect continued margin compression through the end of the year, but we are confident that growth in earning assets, primarily within the loan portfolio, combined with reduced prepayments in our mortgage-backed securities portfolio, will provide an opportunity to enhance yields in the future."

Interest income in the third quarter totaled $24.8 million compared to $25.9 million in the third quarter of 2002, affected primarily by declining interest rates on reinvested securities. Average earning assets increased 12 percent during the quarter to $1.68 billion. Interest expense for the third quarter was $9.4 million, down 11 percent from $10.6 million in the third quarter of 2002. Net interest income was $15.4 million compared to $15.3 million in the third quarter of 2002. Net interest margin, expressed as a percentage of average earning assets, was 3.62 percent during the third quarter of 2003 compared to 4.03 percent for the same period in 2002 and 3.82 percent for the second quarter of 2003. During the quarter, net interest margin was affected by accelerated prepayments in the mortgage-backed securities portfolio.

Noninterest income in the third quarter totaled $1.2 million, an increase of 62 percent from noninterest income of $6.9 million in the third quarter of 2002. The increase in noninterest income was driven primarily by a $1.4 million valuation adjustment on mortgage servicing rights as well as $2.4 million gain on the sales of loans. For the third quarter of 2003, noninterest expense increased 17 percent to $17.4 million, reflecting increased costs related to the opening of offices in the last twelve months in Santa Fe, New Mexico; Fitchburg, Wisconsin; and Mesa, Arizona as well as the formation of HTLF Capital Corp., an investment banking firm headquartered in Denver, Colorado.

Total assets totaled $1.95 billion at September 30, 2003, an increase of 13.2 percent since September 30, 2002, and 9.1 percent since December 31, 2002. Total loans and leases were $1.27 billion at the end of the quarter compared to $1.16 billion at the end of the third quarter of 2002, and deposits totaled $1.46 billion compared $1.29 billion over the same period.

The allowance for loan and lease losses at September 30, 2003, was 1.42 percent of loans and 330 percent of nonperforming loans, compared to 1.34 percent of loans and 253 percent of nonperforming loans at September 30, 2002. Nonperforming loans decreased to .43 percent of total loans and leases compared to ..53 percent of total loans and leases at September 30, 2002. The provision for loan losses during the third quarter of 2003 was $950 thousand compared to $167 thousand in the same period one year ago. The reduced provision in 2002 resulted primarily from a $685 thousand recovery on a prior-year charge-off.

Fuller noted progress on two of the company's recent operational initiatives. Heartland's newest community bank, Arizona Bank & Trust, opened its flagship office on August 18 in Mesa, Arizona. HTLF Capital Corp. began full operations in June with a focus on taxable and tax-exempt investments including: municipal leasing, hospital financing, college and university financing, project financing, and 501(c)3 private activity funding.

"We are pleased with the acceptance experienced by Arizona Bank & Trust since opening. Deposits and loans have met expectations, and this positive start bodes well for our long-term expansion plans in the southwestern United States," added Fuller. "In addition, we are encouraged by the production pipeline at HTLF Capital Corp., which indicates the company's prospects for reaching the break-even point within one year of operation are good."

About Heartland Financial USA:

Heartland is a $1.9 billion financial services company with seven banks in Iowa, Illinois, Wisconsin, New Mexico and Arizona:

     Dubuque Bank and Trust Company, with eight offices in
       Dubuque, Epworth, Farley and Holy Cross, Iowa
     Galena State Bank and Trust Company, with three offices in
       Galena and Stockton, Illinois
     First Community Bank, with three offices in Keokuk, Iowa and
       Carthage, Illinois
     Riverside Community Bank, with three offices in Rockford,
       Illinois
     Wisconsin Community Bank, with six offices in Cottage Grove,
       Fitchburg, Green Bay, Middleton, Monroe and Sheboygan,
       Wisconsin
     New Mexico Bank & Trust, with twelve offices in Albuquerque,
       Clovis and Santa Fe, New Mexico
     Arizona Bank & Trust, with one office in Mesa, Arizona

Other subsidiaries include:

     ULTEA, Inc., a fleet management company with offices in Madison and Milwaukee, Wisconsin; Chicago, Illinois and Minnetonka, Minnesota
     Citizens Finance Co., a consumer finance company with offices in Madison and Appleton, Wisconsin; Dubuque, Iowa; and Rockford, Illinois
     HTLF Capital Corp., an investment banking firm with offices in Denver, Colorado and Blue Springs, Missouri

Heartland's shares are traded on The Nasdaq Stock Market under the symbol HTLF.
Additional information about Heartland is available through our website at www.htlf.com.

                          ####

This release may contain, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as believe, expect, anticipate, plan, intend, estimate, may, will, would, could, should or similar expressions. Additionally, all statements in this release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war or threats thereof, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems;
(vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions;
(x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including other factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

                         ####

                    -FINANCIAL TABLES FOLLOW-

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

                                     For the Quarter Ended
                                         September 30,
                                     2003              2002
                                 ----------------------------

INCOME STATEMENT DATA
Interest income (tax equivalent
 adjusted) (1)                   $   24,761        $   25,932
Interest expense                      9,400            10,589
                                 ----------        ----------
Net interest income                  15,361            15,343
Provision for loan and lease
 losses                                 950               167
Noninterest income                   11,202             6,911
Noninterest expense                  17,406            14,922
Income tax expense                    2,391             2,087
Tax equivalent adjustment (1)         5,552               437
                                 ----------        ----------
Income from continuing
 operations                           5,264             4,641
Discontinued operations
 Gain from operations of
 discontinued operations                  -               224
 Income tax expense                       -                88
                                 ----------        ----------
Gain on discontinued operations           -               136
                                 ----------        ----------
Net income                       $    5,264        $    4,777
                                 ==========        ==========

PER COMMON SHARE DATA
Earnings per common share
 - basic                         $     0.52        $     0.49
Earnings per common share
 - diluted                             0.51              0.48
Adjusted earnings per common
 share from continuing
 operations - basic(2)                 0.52              0.47
Adjusted earnings per common
 share from continuing
 operations - diluted(2)               0.51              0.47
Weighted average shares
 outstanding - basic             10,141,884         9,819,148
Weighted average shares
 outstanding - diluted           10,319,556         9,894,883

(1) Tax equivalent basis is calculated using an effective tax rate of 34%.

(2) Excludes the discontinued operations from the sale of our Eau Claire branch in the fourth quarter of 2002 and the related gain on sale.

                                   For the Nine Months Ended
                                         September 30,
                                     2003              2002
                                 ----------------------------

INCOME STATEMENT DATA
Interest income (tax equivalent
 adjusted) (1)                   $   75,930        $   75,506
Interest expense                     28,545            32,239
                                 ----------        ----------
Net interest income                  47,385            43,267
Provision for loan and lease
 losses                               3,176             1,778
Noninterest income                   28,088            21,683
Noninterest expense                  50,038            44,235
Income tax expense                    6,654             5,453
Tax equivalent adjustment (1)         1,610             1,104
                                 ----------        ----------
Income from continuing
 operations                          13,995            12,380
Discontinued operations
 Gain from operations of
 discontinued operations                  -               627
 Income tax expense                       -               246
                                 ----------        ----------
Gain on discontinued operations           -               381
                                 ----------        ----------
Net income                       $   13,995        $   12,761
                                 ==========        ==========

PER COMMON SHARE DATA
Earnings per common share
 - basic                         $     1.41        $     1.30
Earnings per common share
 - diluted                             1.38              1.30
Adjusted earnings per common
 share from continuing
 operations - basic(2)                 1.41              1.26
Adjusted earnings per common
 share from continuing
 operations - diluted(2)               1.38              1.26
Weighted average shares
 outstanding - basic              9,960,008         9,785,180
Weighted average shares
 outstanding - diluted           10,144,605         9,849,890

(1) Tax equivalent basis is calculated using an effective tax rate of 34%.

(2) Excludes the discontinued operations from the sale of our Eau Claire branch in the fourth quarter of 2002 and the related gain on sale.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

                                     For the Quarter Ended
                                         September 30,
                                     2003              2002
                                 ----------------------------

AVERAGE BALANCES
Assets                           $1,899,523        $1,681,632
Loans and leases, net of
 unearned                         1,253,515         1,135,481
Deposits                          1,433,563         1,265,459
Earning assets                    1,684,543         1,510,709
Stockholders' equity                134,552           116,974

EARNINGS PERFORMANCE RATIOS
Return on average assets              1.10%             1.13%
Return on average equity             15.52             16.20
Net interest margin                   3.62              4.03
Net interest margin, excluding
 fleet leasing company debt           3.68              4.12
Efficiency ratio(1)                  66.85             68.83
Efficiency ratio, banks only(1)      60.88             56.71

NONINTEREST INCOME
Service charges and fees         $    1,452        $    1,585
Trust fees                              951               871
Brokerage commissions                   236               122
Insurance commissions                   141               158
Securities gains, net                   527               573
Gain (loss) on trading account
 securities                              80              (450)
Rental income on operating leases     3,447             3,583
Gain on sale of loans                 2,446             1,049
Valuation adjustment on
 mortgage servicing rights            1,360              (503)
Impairment loss on equity
 securities                             (69)             (267)
Other noninterest income                631               190
                                 ----------        ----------
Total noninterest income         $   11,202        $    6,911

NONINTEREST EXPENSE
Salaries and employee benefits   $    8,579        $    7,109
Occupancy                             1,021               785
Furniture and equipment               1,064               777
Depreciation on equipment
 under operating leases               2,859             2,845
Outside services                      1,286             1,037
FDIC deposit insurance
 assessment                              54                51
Advertising                             679               405
Core deposit intangibles
 amortization                           101               124
Other noninterest expenses            1,763             1,789
                                 ----------        ----------
Total noninterest expense        $   17,406        $   14,922
                                 ==========        ==========

(1) Noninterest expense divided by the sum of net interest income and noninterest income less security gains.


                                   For the Nine Months Ended
                                         September 30,
                                     2003              2002
                                 ----------------------------

AVERAGE BALANCES
Assets                           $1,836,389        $1,648,550
Loans and leases, net of
 unearned                         1,231,072         1,108,473
Deposits                          1,383,348         1,232,423
Earning assets                    1,640,865         1,476,602
Stockholders' equity                129,643           112,722

EARNINGS PERFORMANCE RATIOS
Return on average assets              1.02%             1.03%
Return on average equity             14.43             15.14
Net interest margin                   3.86              3.92
Net interest margin, excluding
 fleet leasing company debt           3.92              3.98
Efficiency ratio                     67.81             68.88
Efficiency ratio, banks only         59.77             57.22

NONINTEREST INCOME
Service charges and fees         $    4,208        $    4,729
Trust fees                            2,761             2,607
Brokerage commissions                   599               452
Insurance commissions                   557               535
Securities gains, net                 1,685               729
Gain (loss) on trading account
 securities                             329              (692)
Rental income on operating leases    10,342            11,113
Gain on sale of loans                 5,667             2,578
Valuation adjustment on
 mortgage servicing rights              368              (829)
Impairment loss on equity
 securities                            (239)             (267)
Other noninterest income              1,811               728
                                 ----------        ----------
Total noninterest income         $   28,088        $   21,683

NONINTEREST EXPENSE
Salaries and employee benefits   $   24,414        $   20,855
Occupancy                             2,877             2,311
Furniture and equipment               2,912             2,395
Depreciation on equipment
 under operating leases               8,471             8,754
Outside services                      3,558             3,018
FDIC deposit insurance
 assessment                             161               157
Advertising                           1,765             1,239
Core deposit intangibles
 amortization                           303               371
Other noninterest expenses            5,577             5,135
                                 ----------        ----------
Total noninterest expense        $   50,038        $   44,235
                                 ==========        ==========

(1) Noninterest expense divided by the sum of net interest income and noninterest income less security gains.


HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

                                   As of and      As of and
                                    For the        For the
                                   Nine Months      Year
                                     Ended          Ended
                                 September 30,    December 31,
                                     2003            2002
                                 ----------------------------

BALANCE SHEET DATA
Total Assets                     $1,947,906        $1,785,979
Securities                          382,613           390,815
Total loans and leases            1,268,573         1,175,236
Allowance for loan &
 lease losses                        18,041            16,091
Total deposits                    1,457,165         1,337,985
Long-term debt                      153,194           126,299
Total stockholders' equity          137,122           124,041

PER COMMON SHARE DATA
Book value per common share      $    13.60        $    12.60
FAS 115 effect on book value
 per common share                      0.39              0.43

LOAN AND LEASE DATA
Commercial and commercial
 real estate                     $  809,596        $  743,520
Residential mortgage                150,338           145,931
Agricultural and agricultural
 real estate                        168,923           155,596
Consumer                            132,679           120,853
Direct financing leases, net          9,595            12,308
Unearned discount and deferred
 loan fees                           (2,558)           (2,972)
                                 ----------        ----------
Total Loans and Leases           $1,268,573        $1,175,236
                                 ==========        ==========

ASSET QUALITY
Nonaccrual loans                 $    4,612        $    3,944
Restructured loans                        -                 -
Loans past due ninety days or
 more as to interest or
 principal payments                     862               541
Other real estate owned               1,082               452
Other repossessed assets                346               279
                                 ----------        ----------
Total nonperforming assets       $    6,902        $    5,216
                                 ==========        ==========

ALLOWANCE FOR LOAN AND
 LEASE LOSSES
Balance, beginning of period     $   16,091        $   14,660
Provision for loan and lease
 losses continuing
 operations                           3,176             3,553
Provision for loan and lease
 losses discontinued
 operations                               -              (329)
Loans charged off                    (1,714)           (3,203)
Recoveries                              488             1,410
                                 ----------        ----------
Balance, end of period           $   18,041        $   16,091
                                 ==========        ==========

ASSET QUALITY RATIOS
Ratio of nonperforming loans
 to total loans & leases              0.43%             0.38%
Ratio of nonperforming assets
 to total assets                      0.35              0.29
Ratio of net loan chargeoffs
 to average loans and leases          0.10              0.16
Allowance for loan losses as
 a percent of loans                   1.42              1.37
Allowance for loan and leases
 to nonperforming loans and
 leases                             329.60            358.77

                                   As of and      As of and
                                    For the        For the
                                   Nine Months      Year
                                     Ended          Ended
                                 September 30,    December 31,
                                     2002           2001
                                 ----------------------------

BALANCE SHEET DATA
Total Assets                     $1,720,241        $1,644,064
Securities                          380,211           325,217
Total loans and leases            1,164,386         1,105,205
Allowance for loan &
 lease losses                        15,565            14,660
Total deposits                    1,290,373         1,205,159
Long-term debt                      130,219           143,789
Total stockholders' equity          119,588           107,090

PER COMMON SHARE DATA
Book value per common share      $    12.19        $    11.06
FAS 115 effect on book value
 per common share                      0.54              0.37

LOAN AND LEASE DATA
Commercial and commercial
 real estate                     $  731,294        $  651,479
Residential mortgage                144,221           168,912
Agricultural and agricultural
 real estate                        157,830           145,460
Consumer                            121,020           127,874
Direct financing leases, net         13,266            15,570
Unearned discount and deferred
 loan fees                           (3,245)           (4,090)
                                 ----------        ----------
Total Loans and Leases           $1,164,386        $1,105,205
                                 ==========        ==========

ASSET QUALITY
Nonaccrual loans                 $    5,296        $    7,269
Restructured loans                        -               354
Loans past due ninety days or
 more as to interest or
 principal payments                     861               500
Other real estate owned                 322               130
Other repossessed assets                424               343
                                 ----------        ----------
Total nonperforming assets       $    6,903        $    8,596
                                 ==========        ==========

ALLOWANCE FOR LOAN AND
 LEASE LOSSES
Balance, beginning of period     $   14,660        $   13,592
Provision for loan and lease
 losses continuing
 operations                           1,778             4,258
Provision for loan and lease
 losses discontinued
 operations                               -                25
Loans charged off                    (2,123)           (3,757)
Recoveries                            1,250               542
                                 ----------        ----------
Balance, end of period           $   15,565        $   14,660
                                 ==========        ==========

ASSET QUALITY RATIOS
Ratio of nonperforming loans
 to total loans & leases              0.53%             0.73%
Ratio of nonperforming assets
 to total assets                      0.40              0.52
Ratio of net loan chargeoffs
 to average loans and leases          0.08              0.30
Allowance for loan losses as
 a percent of loans                   1.34              1.33
Allowance for loan and leases
 to nonperforming loans
 and leases                         252.80            180.47